                                                                    Exhibit 10.3
                                                                    ------------

                                  Sid Martin
                      Biotechnology Development Institute

                          INCUBATOR LICENSE AGREEMENT

THIS AGREEMENT, made this 15th day of July, 1997, between CuraGen Corporation ("Licensee") and the University of Florida Research Foundation, Inc., a Florida not for profit corporation ("UFRFI") in Gainesville, Florida.

WHEREAS, the University of Florida ("University") has established the Biotechnology Development Institute ("BDI") which seeks to encourage the development of early-stage companies whose technology relates in the molecular life sciences by providing incubator resources which will foster that development (the "Incubator Program"); and

WHEREAS, the BDI Building has been constructed at the Progress Park in Alachua, Florida, to provide facilities for the Incubator Program; and

WHEREAS, UFRFI has agreed to manage certain activities of the Incubator Program, including licensing and managing space in the BDI Building, (as shown on the plan attached as Exhibit A) and other services as more particularly described herein; and

WHEREAS, Licensee has submitted an application for admission to the BDI Incubator Program and has submitted or is developing a business plan in support of that application; and

WHEREAS, UFRFI, upon review of Licensee's application and supporting documentation has accepted Licensee's application for participation in the BDI Incubator Program; and

WHEREAS, Licensee is desirous of being the recipient of resources to be made available to the participants in the BDI Incubator Program;

NOW, THEREFORE, in consideration of the mutual covenants and agreements in this Agreement, the parties agree as follows:

1.  License Grant. UFRFI grants to Licensee and Licensee hereby accepts a
    -------------
license to use the space or spaces located within the BDI Building, the exact location and area allowances of which are as indicated in Attachment A (the "Licensed Space"). UFRFI shall also make available the following resources and facilities:

(a) Shared Facilities. UFRFI will provide a centralized reception and
    -----------------
administrative support suite and limited secretarial services. Other services and facilities will include access to centralized mail handling, certain library and reference materials, a copying machine, a fax machine, and limited transportation between the BDI Building and the University campus. In addition, the BDI Building will contain a central instrumentation lab for common equipment usage, common use cold rooms, autoclaves, and dark room, a 600 sq. ft. greenhouse, support facilities for media preparation, small-scale fermentation experiments, and glassware washing. Such services and facilities will be made available to Licensee on a shared basis with other occupants of the BDI Building and others, and, as such, Licensee understands that UFRFI will make such services available on a reasonable, best efforts basis, as determined at the sole discretion of the Incubator Manager.

(b) "If Available" Shared Facilities. UFRFI will provide Licensee on an "if
    --------------------------------
available" basis the use of a conference room within the BDI Building together with certain audio visual equipment.

(c) Communications Connections. UFRFI shall provide wiring and jacks for one (1)
    --------------------------
telephone and one (1) computer and network hook-up within each office or lab in the Licensed Space. Licensee shall pay any additional costs associated with telephone(s) including, but not limited to, service initiation charges, monthly service charges, voice mail charges, long distance charges, and e-mail or connect time charges. Any replacement or upgrading of equipment or service shall be at the expense of Licensee and only with the prior written approval of the Incubator Manager. UFRFI will provide the wiring for computer network link-up to the wall outlet at no charge. However, a communications circuit accessory linecord to the T-1 connection is required to access network services and can be provided by UFRFI to the licensee for an additional charge. This charge will be added to the monthly invoice following its installation.

(d) Utilities. UFRFI shall provide Licensee with electric, gas, water,
    ---------
analytical grade deionized water, and sewer service for seven days per week of normal office or laboratory use. BDI shall also supply normal refuse (paper, cardboard, aluminum, etc.) disposal during business days. Normal and reasonable janitorial service shall be provided by UFRFI. If Licensee makes excessive use of the facilities as determined by the Incubator Manager in his or her sole discretion, the costs of such excessive use shall be borne by Licensee as additional cash license fees as described in paragraph 3(c) below.

(e) Lab and Office Equipment. Upon request of Licensee, UFRFI shall use its
    -----------------------
best efforts to provide for use within the Licensed Space such lab and office equipment as set forth on Attachment A. Such furnishings and equipment shall be selected by UFRFI. Any changes in carpet, installed equipment, or any structural changes in the Licensed Space shall be implemented only with the prior written approval of the Incubator Manager, and at the exclusive expense of Licensee.

(f) Core Laboratories and other Resources. UFRFI will use its best efforts, but
    -------------------------------------
does not guarantee, to provide Licensee with access to certain Biotechnology Program resources upon request by Licensee, including access to the Biotechnology Program Core Laboratory Services, and transportation for samples and reagents between campus-based laboratories and facilities and the BDI Building. Licensee may, at UFRFI's discretion, have access to disclosure, patent, or technology transfer training. Payment of service fees relating to such resources, if any, shall be the sole responsibility of Licensee.

(g) Damage to Facilities.  In the event that any licensed facilities, equipment,
    --------------------
or any other UFRFI or University property is damaged or destroyed through misuse, or negligence by Licensee, UFRFI may make the required repairs or replacement of damaged property and shall provide Licensee with an invoice representing the loss to UFRFI or the University (whether replaced or repaired or otherwise), said invoice to be due and payable by Licensee in accordance with its terms. In the event that normal maintenance or repair is required for said facilities, equipment, or UFRFI or University property, Licensee shall notify the Incubator Manager, who is the sole person authorized to arrange for such service. The cost for any unauthorized repairs ordered by Licensee shall be borne exclusively by Licensee. All other costs of maintenance and repair shall be borne by UFRFI.

2. Scheduling of Use of University Campus Facilities. The Incubator Manager will
   -------------------------------------------------
assist the Licensee to identify and access University of Florida facilities on the main campus as needed.

3. License Fees; Term. The term of this Agreement and Licensee's obligation to
   ------------------
pay a license fee (consisting of monthly cash payments, additional license fees, if any, and a supplementary license fee) are as provided below.

(a) License Fees. Cash payments shall commence on the 1/st/ day of August, 1997,
    ------------
(the "Effective Date"), and thereafter the license fee shall be paid in equal monthly installments on or before the first day of each month during the term, in advance, to the UFRFI at its offices at 109 Grintor Hall, Gainesville, Florida 32611-2037, unless UFRFI designates another place. The license fee shall be paid without abatement, deduction, or set off for any reason.

The cash license fee during the term of this license shall be payable by Licensee as follows:

Initial Term: Licensee will pay $11.00 per square foot per year for 2929 square
------------
feet during the period from August 1, 1997 to July 31, 1998 at $2684.92 per month.

Renewal years: Licensee shall have the option to extend this license for two
-------------
successive one year terms on all the same terms as the initial term.

Licensee shall notify UFRFI of its exercise ninety (90) days before expiration of the current term.

(b) Additional License Fees. Unless otherwise agreed to, the cost of any
    -----------------------
services or resources requested by the Licensee, and provided by BDI or the University not indicated in Section 1 above shall be borne by Licensee. Licensee shall be billed separately for said additional services or resources as additional cash license fees, payment for which shall be due and payable within thirty (30) days.

4. Supplementary License Fee. In further consideration for UFRFI's entering into
   -------------------------
this Agreement, Licensee shall pay a supplementary license fee to UFRFI for the use of space in the BDI. The supplementary license fee shall be calculated at the rate of $8.00 per square foot of Licensed Space per year of licensed occupancy. The supplementary license fee shall be paid as follows:

                Licensee shall pay the supplementary license fee in cash. Such payment shall be made in 12 equal installments at the same time and subject to the same conditions as the License Fees referred to in Section 3 above.

                Licensee will pay $8.00 per square foot per year for 2929 square feet during the period from August 1, 1997 to July 31, 1998 at $1952.67 per month.

5. Termination. Nothing herein shall relieve either party of any outstanding
   -----------
obligation incurred pursuant to this Agreement prior to any termination except as expressly set forth in Section 5(a) herein. The parties understand that this Agreement constitutes a license, not a lease, and that the relationship of the parties hereunder is that of licensor and licensee, and not that of landlord and tenant, but is always subject to the express terms of this agreement, including, without limitation, the prohibition against termination without cause set forth in section 5(c) herein. The facilities, equipment, and Licensed Space licensed hereunder are licensed for the purpose of furthering Licensee's business objectives as approved by UFRFI. Pertinent portions of Licensee's business plan, including its business objectives and financial progress reports are attached as Attachment C.

(a) Notices and Time Periods. Notwithstanding anything in this license agreement
    ------------------------
or applicable laws to the contrary, this license may not be terminated except, in the event of default by either party hereto and then only after notice and time periods as follows:

                 In the event of payment defaults, the breaching party shall have ten (10) days written notice to cure. In the event of defaults other than as to payments, the breaching party shall have thirty (30) days written notice to cure, provided that if such method is not susceptible of cure within thirty days, so long as the breaching party has commenced its cure within said thirty
(30) day period and is diligently pursuing a cure to such breach, so termination is permitted.

(b) Consequences of Certain Terminations. If this Agreement is terminated by
    ------------------------------------
UFRFI due to default of the Licensee not cured within the time period in section 5(a) above at any time during the initial or any renewal term, then the license fee and supplementary license fee shall be reduced by a factor of which the numerator is the number of months remaining in the term and the denominator is the total number of months originally in said term.

(c) Termination Without Cause. Neither party may terminate this agreement
    --------------------------
without cause.

6. Indemnification. Licensee shall at all times during the term of this
   ---------------
Agreement and thereafter, indemnify, defend and hold the University of Florida Research Foundation, Inc., the University, the Board of Regents of the State of Florida, the State of Florida and the board members, officers, employees, and affiliates of any of these entities (hereinafter "Indemnities"), harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, whether arising from a third party claim or resulting from UFRFI's enforcing this indemnification clause against Licensee, or arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense, or liability of any kind whatsoever but only if resulting from the Licensee's occupancy of the Licensed Space, the use of any University services or resources, arising from any right or obligation of Licensee hereunder, or arising out of Licensee's business plan, or research involving, without limitation, the use of animals, human subjects, or biohazardous materials. This indemnification shall not apply to any liability, damage, loss, or expense to the extent that it is attributable to the negligence or intentional wrongdoing of the Indemnities. Licensee shall, at its own expense, provide attorneys reasonably acceptable to UFRFI to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

7. Insurance. During the term of this Agreement, Licensee shall, at its sole
   ---------
cost and expense, procure and maintain policies of comprehensive general liability insurance naming the Indemnities as additional insureds.

(a) Comprehensive General Liability. The comprehensive general liability
    -------------------------------
insurance shall provide broad form contractual liability coverage for Licensee's indemnification under this Section 6 in the following minimum amounts:

(i) comprehensive liability (personal injury, including death): $500,000 per claim and $1,000,000 per occurrence and;

(ii) property damage: $500,000 per claim and $1,000,000 per occurrence.

(b) Self-Insurance. If Licensee elects to self-insure, such self-insurance
    --------------
program must be acceptable to UFRFI.

(c) Other Insurance. Licensee shall obtain and keep in force all worker's
    ---------------
compensation insurance required under the laws of the State of Florida, and such other insurance as may be necessary to protect Indemnities against any other liability of person or property arising hereunder by operations of law, whether such law is now in force or is adopted subsequent to the Effective Date.

(d) Cancellation: Replacement Insurance. Licensee shall provide UFRFI with
    -----------------------------------
written evidence of such insurance upon request, and shall provide UFRFI with written notice at least 45 days prior to the cancellation, non-renewal, or material change in such comprehensive general liability insurance; if Licensee does not obtain replacement insurance providing comparable coverage within such 45 day period, or provide self-insurance satisfactory to UFRFI, UFRFI shall have the right to terminate this Agreement.

(e) Assumption of risk. Each party assumes any and all risks of personal injury
    ------------------
and property damage attributable to the negligent acts or omissions of that party and the officers, employees and agents thereof.

(f) Non-exclusive remedies. Except as otherwise provided in this license
    ----------------------
agreement, nothing contained herein shall be construed or interpreted as denying to either party any remedy or defense available to such party under the laws of the State of Florida.

(g) The BDI Building and its University-owned property is protected from catastrophic loss by the Florida Fire Insurance Trust Fund, a State of Florida self-insurance fund. In the event of loss of Licensee's equipment and disposables, replacement will be the sole responsibility of the Licensee.

(h) Licensee or Licensor shall not be responsible to the other, or any other party for consequential damages.

8. Destruction of Space. If the Licensed Space is totally destroyed (or so
   --------------------
substantially damaged as to be inhabitable) by storm, fire, earthquake, or other casualty, this Agreement shall terminate as of the date of such destruction or damage, and license fees shall be accounted for as between UFRFI and Licensee as of that date. If the Licensed Space is damaged but not rendered wholly inhabitable by any such casualty or casualties, license fees shall abate in such proportion as the use of the Licensed Space has been destroyed until UFRFI has restored the Licensed Space to substantially the same condition as before damage, whereupon full license fees shall commence. Nothing contained herein shall require UFRFI to make such restoration, however, if not deemed advisable in its reasonable judgement. UFRFI shall make its intentions to restore or not to restore said Licensed Space to original condition known to Licensee in writing, within thirty (30) days of such occurrence. If UFRFI decides against such reconstruction or fails to provide such notice, Licensee may, at its option, cancel this Agreement.

9. Maintenance: Survey. The Licensed Space shall be maintained in its original
   -------------------
condition to the reasonable satisfaction of UFRFI, normal wear and tear and damage by fire or other casualty excepted. Prior to the Effective Date, a joint survey of the Licensed Space and equipment, indicating its exact condition, shall be made by representatives of both Licensee and UFRFI. A written report of said survey shall be attached hereto and be made also upon termination of this Agreement. In the event that the facilities incur any loss or damage caused by Licensee and not excepted by this section or any other section of this license agreement, Licensee shall return the Licensed Space to its original condition to the satisfaction of UFRFI. Otherwise, UFRFI shall make the required repairs or replacement of damaged property, and shall provide Licensee with an invoice due and payable within thirty (30) days. Licensee, under this Section, is deemed to have accepted the Licensed Space in the condition existing on the Effective Date. Licensee is not liable for losses or damage to the Licensed Space, furnishings, or equipment to the extent caused by acts or negligence of UFRFI or the University.

10. Occupancy Fee. Licensee shall pay to UFRFI a non-refundable sum of $200.00
    -------------
to cover minor adaptations and other incidental expenses related to the occupancy of the Licensee. The Occupancy Fee shall be paid as an addition to the first month's payment.

(a) Additional Occupancy Fee(s). If, at any time, Licensee fails to fully,
    ---------------------------
faithfully, and punctually perform any of the terms, covenants, and conditions contained herein, UFRFI shall in no way be precluded from recovering in addition to the said occupancy fee, any other direct (but not consequential) damages or expenses that UFRFI may suffer by reason of any violation by Licensee's terms, covenants, and conditions contained herein.

11. Interruption of Business. Except as specified in Section 8, neither the
    -----------------------
University nor UFRFI shall be responsible to Licensee for any damages or inconvenience caused by interruption of business or inability to occupy the Licensed Space for any reason whatsoever, providing that, Licensee shall be credited with the cash license fee and the supplementary license fee on a pro rata basis for any working day period, of interruption.

12. No Assignment. This Agreement is not assignable without the prior written
    -------------
consent of UFRFI, and any attempt to do so shall be void, except the Licensee may assign its rights hereunder to any entirety controlling, controlled by, or under common control with Licensee, or to any entity acquiring majority of Licensees stock or assets.

13. Qualification for Incubator: Non-Interference: Animal or Human Research:
    ------------------------------------------------------------------------
Toxic Materials. Licensee's admittance to the Incubator Program is based, in
---------------
part, on UFRFI's review of Licensee's business concept, objectives, and plans as presented in the BDI license application and related documents. Use of the Licensed Space and other facilities, furnishings, equipment, and services made available to Licensee by UFRFI or the University shall be in furtherance of Licensee's business concept, objectives, and plans, and shall not be in furtherance of any illicit or illegal purposes, or purposes not consistent with Licensee's business concept, objectives, and plans. Licensee's use of the Licensed Space and the equipment, furnishings, and services available under this Agreement shall not interfere, in any manner, with use by other licensees or occupants of nearby facilities and equipment. Research involving the use of animals, or human subjects, by Licensee is not permitted unless consented to in writing by BDI, and then only in the manner prescribed by UFRFI.

14. Compliance with University and UFRFI Policies: Requirements. Licensee
    -----------------------------------------------------------
shall comply with all applicable UFRFI and University rules and policies, including policies relating to human and animal subjects, recombinant DNA/RNA practices, biohazards, and radiation safety, as well as federal, state, or local laws, ordinances, codes, rules, permits, leasing conditions, and regulations, including any amendments thereto (collectively, the "Requirements"), in its use of this Licensed Space, and shall procure, at its expense, any licenses, permits, insurance, and government approvals necessary to the operation of its business. The discussion hereunder of specific rules, regulations and laws shall not be construed to lessen in any way the obligation of the Licensee to follow all applicable rules, regulations and laws, including without limitation, the guidelines and policies of the University Division of Environmental Health and Safety.

(a) Certain Federal Statutes. "Hazardous substance" as used herein includes any
    ------------------------
"hazardous substance" as defined by the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 96011,et seq., including any amendments thereto ("CERCLA"), any substance, waste, or other material considered hazardous, dangerous, or toxic under any of the Requirements, petroleum and petroleum products, and natural gas. "Release" as used herein means any intentional or unintentional spilling, pumping, emitting, emptying, discharging, escaping, leading, dumping, disposing, or abandonment of any hazardous substance. Licensee shall comply with all Requirements governing the discharge, release, emission, or disposal of any hazardous substance and prescribing methods for or other limitations on storing, handling, or otherwise managing hazardous substances including, but not limited to, the then current versions of the following federal statutes, any Florida analogs, and the regulations implementing them: the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901, et seq.): CERCLA; the Clean Water Act (33 U.S.C. (S) 1251, et seq.): the Clean Air Act (42 U.S.C. (S) 7401, et seq,); and the Toxic Substances Control Act (15 U.S.C. (S) 2601, et seq.). Licensee shall comply with all requirements of the Animal Welfare Act (7 U.S.C. (S) 2131, et seq.) at the same may be amended, and all similar federal, state, and local laws, codes, ordinances, and regulations.

(b) Hazardous Substances; Disposal. Licensee covenants and agrees that it will
    ------------------------------
not use or allow the Licensed Space to be used for the storage, use, treatment, disposal, or other handling of any hazardous substance without the prior written consent of UFRFI. Attached to the License as Attachment D is a list prepared by Licensee identifying the hazardous substances which Licensee intends to use and store in the premises and setting forth the quantity, use, and location thereof. UFRFI hereby permits Licensee to use and store the hazardous substances set forth on Attachment D within the Licensed Space, provided that Licensee complies in all respect with the Requirements and this Section and that such hazardous substances are not disposed of in the sanitary sewer system of the BDI building unless the Requirements permit and the UFRFI has consented to such method of disposal in writing, having determined UFRFI's sole and absolute discretion that such disposal will not harm the sanitary sewer piping. Licensee shall request in writing UFRFI's written approval before the introduction of any additional hazardous substance or biological use, handling, treatment, storage, or disposal in the Licensed Space is undertaken. Such request shall set forth a description of the hazardous substance or biological involved, the maximum quantity to be present in the Licensed Space at any time, its location within the Licensed Space, and its use in Licensee's business. The Incubator Manager or his or her designee will expedite the request for the introduction of hazardous substances to the office of Environmental Health and Safety for approval and will inform the licensee of the outcome for approval as soon as the Incubator Manager and his or her designee receives notification. Licensee covenants and agrees to assume the responsibility for the cost and disposal of hazardous chemicals created by their research during their tenancy at the BDI building, within 180 days of their initial storage. Designated storage areas will be provided by UFRFI within the BDI building. Chemicals for disposal must be labeled and packaged in accordance and compliance with University Environmental Health and Safety regulations and guidelines for storage and disposal of hazardous chemicals. UFRFI assumes no liability for hazards or spills created by the licensees inside or outside of the BDI building, or during the storage of hazardous chemicals with a private firm or entity after such chemicals are removed from the BDI building.

(c) Violations. Licensee shall take all steps necessary to remedy any violation
    ----------
of any Requirements by the Licensee whether or not a citation or other notice of violation has been issued by a governmental authority. Licensee shall at its own expense, promptly contain and remediate any release of hazardous substances arising from or related to Licensee's hazardous substance activity to the Licensed Space, the BDI Building, or the environment and remediate any resultant damage to the property, persons, or the environment.

(d) Environmental Inspections. UFRFI, reserves the right to periodically conduct
    -------------------------
an environmental and safety inspection of the Licensed Space and areas beyond such space, where necessary, such as HVAC system and the laboratory exhaust venting system. UFRFI will use best efforts to provide advance notice of such inspections, and coordinate with the Licensee's designee concerning Licensee's security and operational rules and procedures. The scope of such inspection may include, but not be limited to, having the fume hoods tested and inspected. Licensee shall give prompt written notice to UFRFI of any release of any hazardous substance in the Licensed Space, the BDI Building or the environment and made in conformance with the Requirements, including a description of remediation measures and any resulting damage to persons, property, or the environment. Licensee shall upon expiration or termination of this License, surrender the Licensed Space to UFRFI free from the presence and contamination of any hazardous substance. Following any breach by Licensee of the Requirements of this Section, or any reasonable safety or environmental concern by UFRFI, UFRFI may withdraw its consent to Licensee's hazardous substance activity (or any portion thereof) by written notice to Licensee. Licensee shall terminate its hazardous substance activity immediately upon notice and remove all hazardous substances from the Licensed Space within 15 days from the date of such notice unless such breach or concern is promptly addressed and corrected by Licensee to UFRFI's sole satisfaction. Licensee shall indemnify, hold harmless and (at UFRFI's option) defend the University or UFRFI, their agents and employees, from and against all claims, actions, losses, costs and expenses (including attorneys' and other professional fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred, or suffered by such parties in connection with loss of life, personal injury, or damage to property or the environment to the extent arising, wholly or in part, from any conduct, activity, act, omission, or operation involving the use, handling, generation, treatment, storage, disposal, other management or release of any hazardous substance at, from, or to the Licensed Space, whether or not Licensee has acted negligently with respect to such hazardous substance. Licensee's obligations and liabilities hereunder shall survive the expiration or other termination of this License.

15. UFRFI's Control of Facilities. Notwithstanding anything to the contrary
    -----------------------------
herein, UFRFI reserves the right at all times to enter licensed space for the purpose of enforcing all applicable necessary laws, rules, and regulations of the University or the State of Florida. UFRFI will make best effort to provide advanced notice of such inspections, and coordinate with the Licensee's designee concerning Licensee's security and operational rules and procedures.

16. Research Program Review. Within ninety (90) days of termination of the
    -----------------------
initial terms and each of the two successive renewal terms (if exercised) Licensee agrees to review its current research program at the BDI with UFRFI. Such review is intended solely to insure that the Licensee's activities and operations at the BDI are in material compliance with the Licensee's original application and intentions as outlined in Attachment C, and are in accord with the BDI's objectives to support research and development by startup companies involved in biotechnology. If, in UFRFI's reasonable discretion, the Licensee is not sufficiently in accord with these requirements, UFRFI may give written notice of default in accordance with Section 5 above.

17. Locks. UFRFI will install all locks attached to the Licensed Space and
    -----
provide two keys for each lock to Licensee. UFRFI and the University will have keys to all locks, and may enter the Licensed Space at reasonable times, for inspection, maintenance or repair, or for any other necessary reason. In the event of an emergency, notice will be given at the first reasonable opportunity, even after the fact. Licensee may request that UFRFI install an alternate University approved electronic, controlled access locking system. Such installation shall be at the Licensees expense.

18. Right to Remove Property.  Licensee shall have the right to remove any
    ------------------------
equipment, goods, fixtures, and other property which it has placed or affixed within or to the Licensed Space, provided Licensee repairs damage caused by such removal. Licensee shall not remove improvements made to the facilities or Licensed Space by UFRFI or on behalf of UFRFI during this Agreement.

19. Use of Names. Licensees shall not use the names of BDI, the University, or
    ------------
UFRFI not of their employees or agents, nor any adaptation thereof, in any advertising, promotional, or sales literature without prior written consent obtained from UFRFI in each case, except that Licensee may state that is a licensee of UFRFI pursuant to this Agreement and that it is a participant in the Incubator Program. Licensee will cooperate fully with UFRFI to publicize the Incubator Program and Licensee's participation in such program.

(a) Request for Consent to Use of Names. Requests for consent to use of names of
    -----------------------------------
BDI, the University, or UFRFI or any of their employees or agents shall be sent to the Incubator Manager. Notwithstanding the foregoing, the University and UFRFI consent to references to them pursuant to any requirements of applicable law or governmental regulations, provided that, in the event of any such disclosure, Licensee shall afford UFRFI the prior opportunity to review the text of such disclosure. Licensee shall use its best efforts to comply with any reasonable requests by UFRFI regarding changes.

(b) Consent Deemed Granted. Where consent of a party is required under this
    ----------------------
Section, such consent shall be deemed granted if no written objection (or oral objection, confirmed immediately in writing) is received by the requesting party on or before the twentieth calendar day following the date a written request for consent was received by the requested party. For the purposes of this Section only, a item shall be deemed received as follows: (i) if hand delivered upon delivery; (ii) if sent by electronic mail, upon confirmation by the sending carrier that the message was deposited to the addressee's mailbox; (iii) if sent by registered mail, return receipt requested, upon signing by the receiving party; or (iv) if sent by ordinary mail in the United States, postage prepaid, and addressed as set forth below, on the fifth calendar day after deposit in the mail.

20. No Partnership. Nothing contained in this Agreement shall create any
    --------------
partnership or joint venture between the parties. Neither party may pledge the credit of the other or make any binding commitment on the part of the other.

21. Miscellaneous. The parties hereto acknowledge that this Agreement sets
    -------------
forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto. The provisions of this Agreement are coverable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof. The titles herein are for convenance only. This Agreement shall be construed, governed, interpreted, and applied in accordance with the laws of the State of Florida.

22. Notices. Any payment notice or other communication pursuant to this
    -------
Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party;

In the case of UFRFI:

President University of Florida Research Foundation, Inc.
109 Grinter Hall
Gainesville, Florida 32611

Please make all checks payable to:

University of Florida Research Foundation, Inc.
109 Grinter Hall
Gainesville, Florida 32611

In the case of Licensee:


Ms. Beth Wheyland
Director of Finance and Administration
CuraGen, Corporation
555 Long Wharf Drive, 11th Floor
New Haven, Ct 06511


23.   Intellectual Property Rights. The intellectual property rights of the
      ----------------------------
parties are governed by the terms of the Memorandum of Understanding between UFRF, the University of Florida, and Licensee until a superseding research or other agreement is entered into by Licensee and UFRF or the University.

24.   Confidentiality. UFRFI will use its best efforts to prevent the
      ---------------
dissemination of any properitary information related to work of the Licensee unless authorized to do so in writing by Licensee. UFRFI shall have, however, the right to disclose Licensee's activities in a general, descriptive manner, as approved by Licensee.

25.    Change of Licensed Space.  UFRI shall relocate Licensee's licensed space
       ------------------------
only by mutual agreement with Licensee except pursuant to section 25(b)

(a) UFRFI shall within three months from the effective date deliver to Licensee rooms 148 and 148A In the BDI building where upon Licensee shall surrender room 180, or at Licensee's election, it may notify UFRFI prior to the effective date it does not want room 180 but does still require delivery of rooms 148 and 148A within said three month period.


(b) At such time as the change(s) of Licensed space referred to in section 25(a) occur, the License Fee and supplemental license fee shall be equitably adjusted based on the new square footage of the licensed space, and attachments A and B shall be revised accordingly.

IN WITNESS THEREOF, the parties have executed this License Agreement as of the date first above written.

University of Florida Research Foundation, Inc    Licensee: CURAGEN CORPORATION

By: /s/ Dr. Arnold Heggested                     By: /s/ Gregory Went
    -----------------------                          ----------------
     Dr. Arnold Heggested,
     Executive Director, UFRFI                   Title: Executive Vice President
                                                        ------------------------
                                                 Date   August 19, 1997
                                                        ---------------

                                 ATTACHMENT A

                                LICENSED SPACE

1) See attached highlighted Floor Plan for office and laboratory location

2) Address: 12085 Research Drive
            Alachua, FL 32615

3) Lab Space: Room # 151: 230 square feet
              Room # 146: 867 square feet
              Room # 150: 867 square feet
              Room # 180: 428 square feet temporary assignment, subject to section 24 (a)

Office Space: Lab Office: Room # 146 A: 84 square feet
                          Room # 150 A: 84 square feet

Entrepreneurial office: Room # 183:  84 square feet
                        Room # 110: 152 square feet
                        Room # 112: 133 square feet


Total Square feet: 2,929 square feet from August 1, 1997 to July 31, 1998



4) a) Lab Space 146: One (1) chemical fume hood
      Lab Office Space 146 A: One (1) standard office desk; One (1) standard office chair; One (1) file cabinet

   b) Lab Space 150: One (1) chemical fume hood
      Lab Office Space 150 A: One (1) standard office desk; One (1) standard office chair; One (1) file cabinet

   c) Lab Space 151: One (1) standard lab chair

   d) Lab Space 180: One (1) horizontal flow hood, One (1) chemical fume hood

   d) Entrepreneurial Office 183: One (1) standard Office desk; One (1) standard
                                   Office Chair, One (1) bookcase, One (1)
                                   filing cabinet.

   e) Entrepreneurial Office 110: One (1) standard Office desk; One (1) standard
                                   Office Chair, One (1) bookcase, One (1)
                                   filing cabinet.

   f) Entrepreneurial Office 112: One (1) standard Office desk; One (1) standard
                                   Office Chair, One (1) bookcase, One (1)
                                   filing cabinet.

                   EXHIBIT A; BDI Building Space Assignment

                     [GRAPHIC OF FLOOR PLANS APPEARS HERE]

                                 ATTACHMENT B

                           SUPPLEMENTARY LICENSE FEE

1) Licensee elects to pay the supplementary license fee in the form of cash. This will be added to the routine monthly billing. Licensee will pay a total of $8.00 per square foot per year, paid in equal monthly installments, payable together with the license fee in one check to UFRFI. The total monthly fee payment from August 1, 1997 to July 31, 1998 and for each renewal year, if Licensee exercises its option(s) therefor will be:

                            $ 2,684.92 License Fee
                          + $ 1,952.67 Supplemental Fee
                          -----------------------------
                            $ 4,637.59 Total Monthly Fees

2) Licensee will have the choice to pick another form of supplementary license fee at the beginning of each renewal term.

                                 ATTACHMENT C

                          EXTRACTS FROM BUSINESS PLAN

Reference is made to the business plan of CuraGen Corporation, dated May 1, 1997.


CuraGen Corporation is a genomics discovery company, founded in 1991. CuraGen has developed a new generation of genomics tools to aid the rapid discovery of disease specific genes for the development of novel therapeutics and diagnostic products. The Company's full service genomics program is based upon novel, powerful and proprietary technologies. CuraGen's component technologies combine to provide the most rapid and in-depth cataloging of the underlying genetic makeup (genotype and gene expression of cells and tissues). The resulting genetic information is stored in CuraGen's GeneScape database or in local client databases. CuraGen-Gainesville will provide state-of-the-art genomics technologies and expertise to facilitate the positional cloning of eukaryotic and prokaryotic disease genes.

                                 ATTACHMENT D

                         LIST OF HAZARDOUS SUBSTANCES

1) CuraGen Corporation will supply a list of hazardous substances and dangerous chemicals upon entry into the BDI.

                                 ATTACHMENT E

                         ANIMAL SAFETY AND COMPLIANCE

1) At present, Curagen is not working with animals, but will apply for IACUC approval for future projects.

                                 ATTACHMENT F

                              SUPPLEMENTAL NOTES

1) See attached insurance binder.

                                      14